AMENDMENT TO FUND OF FUNDS INVESTMENT AGREEMENT FOR THE PURPOSE OF ADDING ADDITIONAL ACQUIRED FUND(S)

August 4, 2022

GPS Funds II and Savos Investments Trust c/o AssetMark, Inc.
1655 Grant Street, 10th Floor Concord, CA 94520

RE: Addition of Acquired Fund(s) to Fund of Funds Investment Agreement Dear Sirs and Madams:
This amendment (“Amendment”) will confirm the agreement between the undersigned (each an “Acquired Trust” and collectively, the “Acquired Trusts”) and GPS Funds II and Savos Investments Trust (each an “Acquiring Trust” and collectively, the “Acquiring Trusts”) as follows. Capitalized terms used herein but not otherwise defined shall have their respective meanings ascribed to them in the Agreement (defined below).

WHEREAS, the Acquiring Trust and Acquired Trusts (collectively, the “Parties” and individually, a “Party”) entered into a Fund of Funds Investment Agreement dated as of January 19, 2022, as amended (the “Agreement”), each on behalf of its separate series listed on Schedule A and Schedule B, respectively, of the Agreement, severally and not jointly;

WHEREAS, the Parties desire to amend Schedule B of the Agreement to add additional series as Acquired Fund(s) (“New Acquired Fund(s)”) pursuant to Section 8 of the Agreement;

WHEREAS, the Parties desire to terminate the Agreement as between Savos Investments Trust and the Acquired Trusts pursuant to Section 8 of the Agreement;

WHEREAS, the Parties desire to amend Schedule A of the Agreement to remove an Acquiring Trust and its separate series as Acquiring Fund pursuant to Section 8 of the Agreement;

WHEREAS, Section 8 of the Agreement provides for the amendment or modification of the Agreement by a written document signed by an authorized representative of each Party;

NOW, THEREFORE, the Parties hereby agree as follows, effective as of the date hereof:

1.This Amendment shall constitute notice of termination of the Agreement between Savos Investments Trust and the Acquired Trusts pursuant to Section 8(b) of the Agreement. For the avoidance of doubt, it is the intent of the Parties that the Agreement as between GPS Funds II and the Acquired Trusts shall remain in full force and effect.

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2.In accordance with the forgoing, Schedule A that is part of the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached to this Amendment.

3.Schedule B that is part of the Agreement is hereby deleted in its entirety and replaced with the Schedule B attached to this Amendment.

4.Consistent with each Party’s Rule compliance obligations as described in the Agreement and to the extent necessary, each Party represents and warrants that its investment adviser has made any evaluations and findings required by the Rule in connection with investment by Acquiring Fund(s) in the New Acquired Fund(s), or will do so prior to the time that the Rule would require such evaluations and findings.

5.Except as modified by this Amendment, the Agreement shall otherwise remain in full force and effect.

6.This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form, and the Parties hereby adopt as original any signatures received via electronically transmitted form.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

GPS Funds II, on behalf of itself and each of its series listed on Schedule A, severally and not jointly

By:	/s/ Patrick Young
Name:	Patrick Young
Title	Treasurer

Savos Investments Trust, on behalf of itself and each of its series listed on Schedule A, severally and not jointly

By:	/s/ Patrick Young
Name:	Patrick Young
Title	Treasurer
PIMCO ETF Trust, on behalf of itself and each of its series listed on Schedule B, severally and not jointly

By:	/s/ Eric Johnson
Name:	Eric Johnson
Title	President

PIMCO Equity Series, on behalf of itself and each of its series listed on Schedule B, severally and not jointly

By:	/s/ Eric Johnson
Name:	Eric Johnson
Title	President

SCHEDULE A – LIST OF ACQUIRING FUNDS

GPS Funds II
GuidePath Growth Allocation Fund
GuidePath Conservative Allocation Fund
GuidePath Tactical Allocation Fund
GuidePath Absolute Return Allocation Fund
GuidePath Multi-Asset Income Allocation Fund
GuidePath Flexible Income Allocation Fund
GuidePath Conservative Income Fund
GuidePath Income Fund
GuidePath Growth and Income Fund

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SCHEDULE B - LIST OF ACQUIRED FUNDS

PIMCO ETF Trust

Fixed Income Index Funds
•PIMCO 0-5 Year High Yield Corporate Bond Index Exchange-Traded Fund
•PIMCO 1-5 Year U.S. TIPS Index Exchange-Traded Fund
•PIMCO 15+ Year U.S. TIPS Index Exchange-Traded Fund
•PIMCO 25+ Year Zero Coupon U.S. Treasury Index Exchange-Traded Fund
•PIMCO Broad U.S. TIPS Index Exchange-Traded Fund
•PIMCO Investment Grade Corporate Bond Index Exchange-Traded Fund

Actively-Managed Funds
•PIMCO Active Bond Exchanged-Traded Fund
•PIMCO Enhanced Short Maturity Active Exchange-Traded Fund
•PIMCO Enhanced Short Maturity Active ESG Exchange-Traded Fund
•PIMCO Enhanced Low Duration Active Exchange-Traded Fund
•PIMCO Senior Loan Active Exchange-Traded Fund

PIMCO Equity Series

Equity Index Funds
•PIMCO RAFI Dynamic Multi-Factor Emerging Markets Equity ETF
•PIMCO RAFI Dynamic Multi-Factor International Equity ETF
•PIMCO RAFI Dynamic Multi-Factor U.S. Equity ETF
•PIMCO RAFI ESG U.S. ETF

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